CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-lA of our report dated August 15, 2003, which appears in the June 30, 2003 Annual Report to Shareholders of Cullen Funds Trust, relating to the financial statements and financial highlights of Cullen Value Fund (a series of the Cullen Funds Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers L P


Milwaukee, Wisconsin
October 22, 2003